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                                                                     EXHIBIT 4.4


                              MEDCO RESEARCH, INC.

              1989 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

               (as adopted by Board of Directors on June 9, 1992 )

                         (Amended through July 29, 1998)

         1. Purpose. The purpose of the Medco Research, Inc. 1989 Stock Option and Stock Appreciation Rights Plan (the "Plan") is to provide an incentive to officers, directors and key employees of Medco Research, Inc. (sometimes referred to as the "Parent") and its Subsidiaries (individually and collectively, the "Company") and to other persons providing significant service to the Company to remain in the employ of the Company or provide services to the Company and contribute to its success.

     As used in the Plan, the term "Code" shall mean the Internal Revenue Code of 1986 and any successor statute, and the terms "Parent" and "Subsidiary" shall have the meaning set forth in Sections 424 (e) and (f) of the Code.

         2. Administration. The Plan shall be administered by the Plan Committee which shall, be the Compensation Committee of the Board of Directors of the Company (the "Board") or such other committee as shall be established by the Board for that purpose. The Plan Committee shall consist of at least three members who shall be "disinterested directors" as defined in Rule 16b-3 (or any successor rule) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Act"). It shall determine the meaning and application of the provisions of the Plan and all option agreements and stock appreciation right (SAR) agreements executed pursuant thereto, and its decisions shall be conclusive and binding upon



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all interested persons. Subject to the provisions of the Plan, the Plan
Committee shall have the sole authority to determine:

            (a) The persons to whom options to purchase Stock and SARs shall be granted;

            (b) The number of options and SARs to be granted to each person, except that, subject to Section 10 hereof, the total number of shares of the Company's Common Stock (the "Stock") for which an option or options may be granted to any one individual (a) shall not exceed 33 1/3% of the total number of shares of Stock reserved for issue under the Plan and (b) shall not in any one calendar year exceed 15% of the total number of shares of Stock reserved for issue under the Plan;

            (c) The price to be paid for the Stock upon the exercise of each option;

            (d) The period within which each option shall be exercised and, with the consent of the Optionee, any extensions of such period (provided, however, that the original period and all extensions shall not exceed the maximum period permissible under the Plan); and

            (e) The terms and conditions of each stock option agreement entered into between the Company and persons to whom the Company has granted an option and any amendments thereto (provided that the Optionee consents to each such amendment).

     Each director who is not a full-time employee of the Company and who first becomes a director on a date other than the date of the annual meeting of shareholders shall be automatically granted an option on the date of becoming a director to purchase 20,000 shares of the Company's Stock (less the number of shares covered by any options granted such director on such date under any other Stock Option Plan of the Company). Each director who is not a full-time employee of the Company also shall be automatically granted an option each year on the date of the annual meeting of shareholders to purchase 5,000 shares of the Company's Stock (less the number of shares covered


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by any options granted to such director on such date under any other Stock
Option Plan of the Company). Each of the foregoing options shall be at an exercise price equal to the fair market value of such Stock on the date of grant of such option and shall be exercisable commencing one year from the date of grant through the last day of the tenth full calendar year following the date of grant. Other than for the foregoing grants, no other option shall be granted to any such director as compensation for his/her services as a director. Other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder, these provisions may not be modified (i) prior to the 1995 annual meeting of shareholders without the approval of the shareholders or, (ii) subsequent to the foregoing meeting, more than once every six months.

         3. Eligibility. Officers, directors and key employees of the Company and persons providing significant services to the Company shall be eligible to receive grants of options and SARs under the Plan.

         4. Stock Subject to Plan. There shall be reserved for issue upon the exercise of options granted under the Plan 2,090,000 shares of Stock or the number of shares of Stock, which, in accordance with the provisions of Section 10 hereof, shall be substituted therefor. Such shares may be treasury shares. Shares used to exercise options and unpurchased shares subject to an option that expires or terminates for any reason without having been exercised in full (otherwise than by exercise of a related SAR), shall be available for the purposes of grants of new options under the Plan; provided, however, that the total number of shares of Stock for which options are granted to persons subject to Section 16 of the Act shall not exceed 2,090,000 plus any unpurchased shares subject to options that expire or terminate for any reason without having been exercised in full (otherwise than by exercise of a related SAR).


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         5. Terms of Options and SARs.

            (a) Incentive Stock Options. It is intended that options granted pursuant to this Section 5(a) qualify as incentive stock options as defined in
Section 422 of the Code. Incentive stock options shall be granted only to employees (including officers who are employees) of the Company. Each stock option agreement evidencing an incentive stock option shall provide that the option is subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Plan Committee may deem appropriate in each case:

                (1) Option Price. The price to be paid for each share of Stock upon the exercise of each incentive stock option shall be determined by the Plan Committee at the time the option is granted, but shall in no event be less than 100% of the fair market value of the shares on the date the option is granted, or not less than 110% of the fair market value of such shares on the date such option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent or Subsidiaries. As used in this Plan the term "date the option is granted" means the date on which the Plan Committee authorizes the grant of an option hereunder or any later date specified by the Plan Committee. Fair market value of the shares shall be (i) the mean of the high and low prices of shares of Stock sold on the New York or American Stock Exchange on the date the option is granted (or if there was no sale on such date, the highest asked price for the Stock on such date), or (ii) if the Stock is not listed on either of those exchanges on the date the option is granted, the mean between the closing "bid" and "asked" prices of the Stock in the National Over-the-Counter Market on the date the option is granted, or
(iii) if the Stock is not traded in any market, the price determined by the Plan Committee to be fair market value, based upon such evidence as it may think necessary or desirable.


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                (2) Period of Option and Exercise. The period or periods within which an option may be exercised shall be determined by the Plan Committee at the time the option is granted and shall be set forth in Section 3 ("Shares Subject to Exercise") of the Optionee's stock option agreement; provided, however, that except as otherwise provided in connection with the occurrence of any event described in Article 8 hereof, in no event shall any option granted hereunder be exercised less than one year nor more than ten years from the date the option was granted, nor more than five years from the date the option was granted in the case of an individual then owning more than 10% of the total combined voting power of all classes of stock of the company or of its Parent or Subsidiaries.

                (3) Payment for Stock. The option exercise price for each share of Stock purchased under an option shall be paid in full at the-time of purchase. The Plan Committee may provide that the option price be payable, at the election of the holder of the option and with the consent of the Plan Committee, in whole or in part either in cash or by delivery of Stock in transferable form which has been held by the holder for at least six months, such Stock to be valued for such purpose at its fair market value on the date on which the option is exercised. No share of Stock shall be issued until full payment therefor has been made, and no Optionee shall have any rights as an owner of Stock until the date of issuance to him of the stock certificate evidencing such Stock. Payment may also be made by delivery to the Company or its designated agent of an executed irrevocable option exercise form executed by the Optionee together with Optionee's irrevocable instructions to a broker-dealer (i) to sell that amount of the Stock the net sales proceeds from which will be at least equal to the aggregate option exercise price and (ii) to deliver out of such proceeds and remit directly to the Company an amount equal to the aggregate exercise price for the number of options exercised.


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                (4) Limitation on Amount. Subject to the overall limitations of
Section 4 hereof (relating to the aggregate shares subject to the Plan), the aggregate fair market value (determined as of the time the option is granted) of Stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any Parent, or Subsidiaries) shall not exceed $100,000.

            (b) Nonqualified Stock Options. Nonqualified stock options may be granted not only to employees but also to directors who are not employees of the Company and to persons who provide substantial services to the Company. Each nonqualified stock option granted under the Plan shall be evidenced by a stock option agreement between the person to whom such option is granted and the Company. Such stock option agreement shall provide that the option is subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Plan Committee may deem appropriate in each case:

                (1) Option Exercise Price. The exercise price to be paid for each share of Stock upon the exercise of an option shall be determined by the Plan Committee at the time the option is granted, but shall in no event be less than 100% of the fair market value of the shares on the date the option is granted. As used in this Plan, the term "date the option is granted" means the date on which the Plan Committee authorizes the grant of an option hereunder or any later date specified by the Plan Committee. Fair market value of the shares shall be determined as set forth in Section 5 (a) (1) hereof.

                (2) Period of Option and Exercise. The period or periods within which an option may be exercised shall be determined by the Plan Committee at the time the option is granted and shall be set forth in Section 3 ("Shares Subject to Exercise") of the Optionee's stock

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option agreement; provided, however, that except as otherwise provided in connection with the occurrence of any event described in Article 8 hereof, in no event shall any option granted hereunder be exercised less than one year nor more than ten years from the date the option was granted, nor more than five years from the date the option was granted in the case of an individual then owing more than 10% of the total combined voting power of all classes of stock of the company or of its Parent or Subsidiaries.

                (3) Payment for Stock. The option exercise price for Stock purchased under an option shall be paid in full at the time of purchase. The Plan Committee may provide that the option exercise price be payable at the election of the holder of the option, with the consent of the Plan Committee, in whole or in part either in cash or by delivery of Stock in transferable form which has been held by the holder for at least six months, such Stock to be valued for such purpose at its fair market value on the date on which the option is exercised. No share of Stock shall be issued until full payment therefor has been made, and no Optionee shall have any rights as an owner of shares of Stock until the date of issuance to Optionee of the stock certificate evidencing such Stock. Payment may also be made by delivery to the Company or its designated agent of an executed irrevocable option exercise form executed by the Optionee together with Optionee's irrevocable instructions to a broker-dealer (i) to sell that amount of the Stock the net sales proceeds from which will be at least equal to the aggregate option exercise price and (ii) to deliver out of such proceeds and remit directly to the Company an amount equal to the aggregate exercise price for the number of options exercised.

            (c) SARs The Plan Committee may grant to the grantee of an option, simultaneously with the grant of the option, an SAR in respect of all or part of such option. An SAR shall permit the grantee, in lieu of exercise of the related option, to receive upon exercise of



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the SAR, cash equal to the excess of the fair market value on the date of exercise of the stock subject to the related option over the option price, but in no event shall such cash payment exceed 200% of the exercise price of the related option. Fair market value for this purpose shall be determined in accordance with Section 5 (a) (1) by substituting the date of exercise for the date the option is granted. An SAR shall be exercisable only at such times, and to such extent, as the related option is exercisable. To the extent of exercise of the related option, the SAR granted in respect of such option (or part thereof) shall be automatically cancelled. To the extent of an exercise of an SAR, the related option (or part thereof) shall be automatically cancelled.

         6. Transferability. The options and SARs granted pursuant to the Plan shall not be assigned or transferred except to an Optionee's immediate family members (as defined in Rule 16a-1(e) of the Securities Exchange Act of 1934), to trusts, partnerships and corporations whose only equity members are immediate family members of Optionee, to charitable organizations, by will or by the laws of descent and distribution.

         7. Termination of Employment or Other Relationship, Sale of Parent. Upon termination of the Optionee's employment or other relationship with the Company, Optionee's rights to exercise options then held by Optionee shall be only as follows (in no case do the time periods referred to below extend the term specified in any option):

            (a) Death or Disability. Upon the death of an Optionee, any option which he holds may be exercised, unless it otherwise expires, within such period after the date of his death (not to exceed twelve (12) months) as the Plan Committee shall prescribe in his option agreement, by the employee's representative or by the person entitled thereto under his will or the laws of intestate succession. Upon the disability (within the meaning of Section 22 (e)
(3) of the Code) of an employee, any option which he holds may be exercised, unless it otherwise expires, within such


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period after the date of his disability (not to exceed twelve (12) months) as the Plan Committee shall prescribe in his option agreement.

            (b) Retirement. Upon the retirement of an officer, director or employee or the cessation of services provided by a nonemployed (either pursuant to a Company retirement plan, if any, or pursuant to the approval of the Plan Committee) , an option may be exercised by him with respect to all or any portion of the balance of the shares of Stock subject thereto within such period after the date of his retirement or cessation of services as the case may be (not to exceed three (3) months) as the Plan Committee shall prescribe in his option agreement. The option, if it has not expired earlier, shall terminate at the end of the foregoing applicable period unless the Optionee dies prior thereto, in which event he shall be deemed to have died on the date of his retirement or cessation of services.

            (c) Other Termination. (i) In the event an officer, director or employee ceases to serve as an officer or director or leaves the employ of the Company or a nonemployed ceases to provide services to the Company for any reason other than as set forth in Sections 7(a) and (b) above or subsection 7(c)
(ii) below, any option which has vested may be exercised by him with respect to all or any portion of the balance of the shares of stock subject thereto within such period after the date of such cessation of services (not to exceed three months) as the Plan Committee shall prescribe in his option agreement (in the event the option agreement is silent, the period shall be three months).

                  (ii) In the event an officer or employee is discharged by the Company without cause, he shall be entitled to exercise his options, pursuant to their original vesting schedule, during his severance period plus three months thereafter. The Plan Committee shall have the sole


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discretion to determine whether an Optionee who leaves the employ of the Company shall be treated for purposes of this Plan as having been discharged without cause.

            (d) Neither this Plan nor any option granted hereunder shall confer upon any individual any right to continue in the employ of the Company or as a director or nonemployed of the Company or limit in any respect the right of the Company to terminate the Optionee's service at any time.

         8. Acceleration upon "Change-in-Control" of the Parent. In the event of a "change-in-control" of the Company, all outstanding options granted under the Plan will become immediately exercisable. The term "Change-in-Control" generally is defined to mean: (i) the acquisition (including as a result of a merger) by any person or persons acting in concert of beneficial ownership, directly or indirectly, of securities of the Company representing more than 33% of the combined voting power of the then outstanding voting securities of the Company or (ii) the failure of the individuals who, as of February 6, 1998 constituted the Board of Directors of the Company (the "Incumbent Board"), or thereafter were nominated for election to the Board of Directors by the vote of at least two-thirds of the directors then comprising the Incumbent Board, to constitute at least a majority of the Board of Directors subsequent to such date.

         9. Transfer to Related Corporation. In the event an employee leaves the employ of the Parent to become an employee of a subsidiary or any employee leaves the employ of a Subsidiary to become an employee of the Parent or another Subsidiary, such employee shall be deemed to continue as an employee for purposes of the Plan.

         10. Adjustment of Shares.

            (a) In the event of changes in the outstanding Stock by reason of stock dividends, split-ups, consolidations, recapitalizations, reorganizations or like events (as determined


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by the Plan Committee), an appropriate adjustment shall be made by the Plan
Committee in the number of shares reserved under the Plan, in the number of shares set forth in Section 4 hereof, in the number of shares that may be granted to directors pursuant to Section 2 hereof, and in the number of shares and the option price per share specified in any stock option agreement with respect to any unpurchased shares. The determination of the Plan Committee as to what adjustments shall be made shall be conclusive. Adjustments for any options to purchase fractional shares shall also be determined by the Plan Committee. The Plan Committee shall give prompt notice to all Optionees of any adjustment pursuant to this Section.

            (b) Section 10 (a) above to the contrary notwithstanding, in the event of any merger, consolidation or other reorganization of the Parent in which the Parent is not the surviving or continuing corporation (as determined by the Plan Committee) or in the event of the liquidation or dissolution of the Parent, all options granted hereunder shall terminate on the affective date of the merger, consolidation, reorganization, liquidation or dissolution unless the agreement with respect thereto provides for the assumption of such options by the continuing or surviving corporation.

         11. Securities Law Requirements. The Plan Committee may require prospective Optionees, as a condition of either the grant or the exercise of an option, to represent and establish to the satisfaction of the Plan Committee that all shares of Stock acquired upon the exercise of such option will be acquired for investment and not for resale. The Company may refuse to permit the sale or other disposition of any shares acquired pursuant to any such representation until it is satisfied that such sale or other disposition would not be in contravention of applicable state or federal securities law.

         12. Tax Withholding. As a condition to exercise of an option or otherwise, the Company may require an Optionee to pay over to the Company all applicable federal, state and


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local taxes which the Company is required to withhold with respect to the exercise of an option granted hereunder.

         13. Amendment. The Board of Directors may amend the Plan at any time, except that without shareholder approval:

            (a) The number of shares of Stock which may be reserved for issuance under the Plan shall not be increased except as provided in Section 10 hereof;

            (b) The option price per share of Stock may not be fixed at less than 100% of the fair market value of a share of Stock on the date the option is granted;

            (c) The maximum period of ten (10) years during which the options may be exercised may not be extended;

            (d) The class of persons eligible to receive options or SARs under the Plan as set forth in Section 3 shall not be changed; and

            (e) This Section 13 may not be amended in a manner that limits or reduces the amendments which require shareholder approval.

         14. Effective Date. The Plan shall be effective upon its adoption by the Board of Directors of the Company. Options may be granted but not exercised prior to shareholder approval of the Plan. If any options are so granted and shareholder approval shall not have been obtained on or before November 15, 1990 such options shall terminate retroactively as of the date they were granted.

         15. Termination. The Plan shall terminate automatically on November 15, 1999 or earlier upon consideration of the disposition of capital stock or assets of the Parent, as described in Section 8 hereof. The Board of Directors may terminate the Plan at any earlier time. The


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termination of the Plan shall not affect the validity of any option agreement outstanding at the date of such termination, but no option shall be granted after such date.

         16. Miscellaneous. Nothing contained in the Plan shall be construed to limit the right of the Company to grant stock options otherwise than under the Plan or any other compensation or incentive plan of the Company.

         The holder of an option shall have none of the rights of a shareholder with respect to the shares covered by such option until such shares are issued to the holder upon due and timely exercise of the option.